UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 9, 2008

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2008, Polycom entered into a Supplemental Release with James E. Ellett (the “Ellett Agreement”), which supersedes and replaces in its entirety the Retention Agreement that Mr. Ellett signed on October 11, 2007. Pursuant to the terms of the Ellett Agreement, Mr. Ellett’s employment with Polycom terminated on January 9, 2008, and Mr. Ellett has agreed to non-competition provisions for a period of one year following the termination of his employment and non-solicitation provisions for a period of eighteen months following the termination of his employment. As consideration for Mr. Ellett’s execution and non-revocation of the legal release of claims set forth in the Ellett Agreement and for the non-competition and non-solicitation provisions described above, Mr. Ellett will receive the following from Polycom: (1) an initial supplemental payment of $92,925, less applicable withholdings and less amounts already paid to Mr. Ellett as salary from January 1, 2008 through his termination date; (2) a severance payment in the amount of $569,750, less applicable withholdings; (3) reimbursement of a lump sum amount equal to COBRA insurance premiums for a period of eight months, which is valued at $14,293.20; (4) a lump sum amount equal to $27,878, less applicable withholdings, which equals Mr. Ellett’s target quarterly incentive bonus payment; (5) a lump sum amount equal to $141,639, less applicable withholdings, in lieu of Mr. Ellett’s 2007 annual bonus payment; and (6) retention of Mr. Ellett’s Polycom-issued mobile phone, assigned telephone number, PDA and laptop computer. In addition, Polycom has also reimbursed Mr. Ellett for legal fees of $9,956.50.

On January 9, 2008, Polycom also entered into a Supplemental Release with Philip B. Keenan (the “Keenan Agreement”), which supersedes and replaces in its entirety the Transition Agreement entered into between the Company and Mr. Keenan as of August 9, 2007. Pursuant to the terms of the Keenan Agreement, Mr. Keenan’s employment with Polycom terminated on January 9, 2008, and Mr. Keenan has agreed to non-competition and non-solicitation provisions that survive until March 31, 2009. As consideration for Mr. Keenan’s execution and non-revocation of the legal release of claims set forth in the Keenan Agreement and for the non-competition and non-solicitation provisions described above, Mr. Keenan will receive the following from Polycom: (1) an initial supplemental payment of $86,975, less applicable withholdings and less amounts already paid to Mr. Keenan as salary from January 1, 2008 through his termination date; (2) a severance payment in the amount of $668,327, less applicable withholdings; (3) reimbursement of a lump sum amount equal to COBRA insurance premiums for a period of eight months, which is valued at $14,293.20; (4) a lump sum amount equal to $26,092.50, less applicable withholdings, which equals Mr. Keenan’s target quarterly incentive bonus payment; (5) a lump sum amount equal to the applicable remaining portion of Mr. Keenan’s 2007 annual bonus, less applicable withholdings, in the amount actually earned under the Company’s 2007 Management Bonus Plan, and at such time as paid to other participants under such plan, which amount is currently estimated at $118,154, less applicable withholdings; and (6) retention of Mr. Keenan’s Polycom-issued mobile phone, PDA and laptop computer.

A copy of each of the Ellett Agreement and Keenan Agreement will be filed as exhibits to Polycom’s Annual Report on Form 10-K for the year ended December 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ SAYED M. DARWISH
Sayed M. Darwish
Senior Vice President, General Counsel, and Secretary

Date: January 15, 2008

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